EXHIBIT 99.1

Upland Software Reports First Quarter 2026 Financial Results

AUSTIN, Texas--(BUSINESS WIRE)-- Upland Software, Inc. (Nasdaq: UPLD), a leader in AI-powered knowledge and content management software, today announced its financial and operating results for the first quarter 2026 and issued guidance for its second quarter and full year of 2026.

First Quarter 2026 Financial Highlights
•Total revenue was $48.7 million, a decrease of 24% from $63.7 million in the first quarter of 2025, primarily due to divestitures completed in 2025.
•Subscription and support revenue was $46.1 million, a decrease of 23% from $60.2 million in the first quarter of 2025, primarily due to divestitures completed in 2025.
•GAAP net loss was $1.2 million compared to a GAAP net loss of $25.8 million in the first quarter of 2025. GAAP net loss attributable to common stockholders was $2.7 million compared to GAAP net loss attributable to common stockholders of $27.3 million in the first quarter of 2025. GAAP net loss per share attributable to common stockholders was $0.09 per share, compared to a GAAP net loss per share attributable to common stockholders of $0.97 per share in the first quarter of 2025.
•Adjusted EBITDA was $12.7 million, or 26% of total revenue, compared to $13.1 million, or 21% of total revenue, in the first quarter of 2025.
•GAAP operating cash flow was $5.6 million, compared to GAAP operating cash flow of $8.3 million in the first quarter of 2025. Free cash flow was $5.5 million, compared to free cash flow of $7.9 million in the first quarter of 2025.
•Cash on hand as of the end of the first quarter of 2026 was $29.8 million.

"I am excited to be joining Upland as CEO, and we delivered a solid Q1 — beating our guidance midpoints for total revenue, recurring revenue, and Adjusted EBITDA, while also generating strong free cash flow," said Sean Nathaniel, Upland's Chief Executive Officer. "Our AI-powered knowledge and content management solutions serve as a core intelligence layer for the agentic enterprise, enabling customers to unlock the full value of their knowledge, content, and data as they scale AI and agent-driven operating models."

First Quarter Business Highlights
•We welcomed 107 new customers to Upland in the first quarter, including 7 new major customers. We also expanded relationships with 189 existing customers, 16 of which were major expansions.
•We earned 42 badges in G2’s Spring 2026 market reports, showcasing impactful results and customer value delivered through its products. Upland Panviva and Upland RightAnswers, our leading AI-powered knowledge management solutions, secured many recognitions this season. Upland BA Insight, an AI enablement solution, continued to earn noteworthy badges, while AI-enabled cloud fax service, Upland InterFAX, also received many accolades.

•We announced the new Upland BA Insight Platform – incorporating the product's SmartHub, ConnectivityHub, AutoClassifier, Smart Preview, and Connectors – delivering search experiences that are more connected, more contextual, and more actionable. This launch reinforces our goal of empowering complex organizations with smarter, more integrated search capabilities for both traditional enterprise and next-generation AI environments.
•We launched AI Conversational Search for Upland Panviva Sidekick, a browser-based assistant that transforms how enterprises retrieve knowledge. By combining natural language processing with trusted organizational data, this release solves the critical challenge of balancing AI efficiency with strict regulatory compliance. The tool builds upon an organization's existing, human-approved, compliance-driven knowledge base by leveraging a hybrid model of Retrieval Augmented Generation and Large Language Models.
•We also launched Upland Second Street’s Text‑to‑Vote, a powerful new audience engagement and revenue‑driving feature. Designed for publishers, media companies, and news organizations, the Text‑to‑Vote capability enables users to boost audience participation, streamline mobile‑first voting experiences, and unlock new advertiser revenue opportunities through a frictionless SMS workflow.

Business Outlook
For the quarter ending June 30, 2026, Upland expects reported total revenue to be between $47.1 and $50.1 million, including subscription and support revenue between $45.1 and $47.7 million, for a decline in total revenue of 9% at the midpoint from the quarter ended June 30, 2025. This year-over-year revenue decline is primarily due to divestitures completed in 2025. Second quarter 2026 Adjusted EBITDA is expected to be between $12.0 and $13.6 million, which at the midpoint is a decline of 6% from the quarter ended June 30, 2025. Second quarter 2026 Adjusted EBITDA margin is expected to be 26% at the midpoint as compared to the 25% Adjusted EBITDA margin for the quarter ended June 30, 2025.
For the full year ending December 31, 2026, Upland expects reported total revenue to be between $192.5 and $201.5 million, including subscription and support revenue between $182.7 and $190.3 million, for a decline in total revenue of 9% at the midpoint from the year ended December 31, 2025. This year-over-year revenue decline is primarily due to divestitures completed in 2025. Full year 2026 Adjusted EBITDA is expected to be between $51.7 and $56.3 million, which at the midpoint is a decline of 7% from the year ended December 31, 2025. Full year 2026 Adjusted EBITDA margin is expected to be 27% at the midpoint as compared to the 27% Adjusted EBITDA margin for the year ended December 31, 2025.

Management will not hold a conference call. If you have any questions, please call Mike Hill at 512-960-1031 or email investor-relations@uplandsoftware.com.

About Upland Software
Upland Software (Nasdaq: UPLD) is a leader in AI-powered knowledge and content management software. Our solutions help enterprises unlock critical knowledge, automate content workflows, and drive measurable ROI—enhancing customer and employee experiences while supporting regulatory compliance. More than 1,100 enterprise customers rely on Upland to solve complex challenges and provide a trusted path for AI adoption. For more information, visit www.uplandsoftware.com.

Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: Adjusted EBITDA, non-GAAP net income (loss), non-GAAP net income (loss) per share, Core Organic Growth Rate, and Free Cash Flow.
We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our recurring core business operating results, such as our revenues excluding the impact for foreign currency fluctuations or our operating performance excluding not only non-cash charges, but also discrete cash charges that are infrequent in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to our historical performance and liquidity as well as comparisons to our competitors' operating results. We believe these non-GAAP financial measures are useful to investors both because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and they are used by our institutional investors and the analyst community to help them analyze the health of our business. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the tables provided below in this release.
We are unable to reconcile any forward-looking non-GAAP financial measures to their directly comparable GAAP financial measures because the information which is needed to complete a reconciliation is unavailable at this time without unreasonable effort. Additionally, we are unable to quantify the impact of foreign currency exchange fluctuations on components of our income statement beyond revenues because the information which is needed to do so is unavailable at this time without unreasonable effort.
Upland defines Adjusted EBITDA as net income (loss), calculated in accordance with GAAP, plus depreciation and amortization expense, interest expense, net, other expense (income), net, provision (benefit) for income taxes, stock-based compensation expense, acquisition and divestiture-related expenses, non-recurring litigation costs, purchase accounting adjustments for deferred revenue, loss on divestitures and impairment charges.
Upland defines non-GAAP net income (loss) as net income (loss), calculated in accordance with GAAP, plus amortization of purchased intangible assets, amortization of debt discount, loss on debt extinguishment, stock-based compensation expenses, acquisition and divestiture-related expenses, non-recurring litigation expenses, purchase accounting adjustments for deferred revenue, non-recurring effects of provision for income tax, loss on divestitures, impairment charges and the related tax effect of the adjustments above.
Upland defines Free Cash Flow as GAAP operating cash flow less purchases of property and equipment.
Upland defines major accounts as accounts with greater than or equal to $25,000 in annual recurring revenue.
Upland defines major expansions as existing customers who expanded the amount of annual recurring revenue under their contract by at least $25,000.
Upland defines cash gross margin as product revenue less subscription and support cost of sales, excluding depreciation and amortization.
Upland defines Net Dollar Retention Rate as the aggregate annualized recurring revenue at the end of a twelve-month period from those customers that were also customers at the beginning of the twelve-month period, divided by the aggregate annualized recurring revenue value from all customers at the beginning of the twelve-month period. This measure excludes the revenue value of Overage Charges, divestitures, and our Sunset Assets upon designation.
In connection with periodic reviews of our business, we have decided to discontinue the availability of certain non-strategic product offerings and a limited number of non-strategic customer contracts (collectively referred to as “Sunset Assets”).
Overage Charges are subscription and support revenues earned in addition to contractual minimum customer commitments as a result of the usage volume of services including text and e-mail messaging and third-party pass-through costs that exceed the levels stipulated in contracts with the Company.
Upland defines Core as our ongoing business operation, excluding Sunset Assets and divestitures.
Upland defines Core Organic Growth Rate as the percentage change between two reported periods in Core Organic Revenue (subscription and support revenue, excluding subscription and support revenue from Sunset Assets, divestitures, and Overage Charges). We calculate our year-over-year Core Organic Growth Rate as though all acquisitions or divestitures closed as of the end of the latest period were closed as of the first day of the prior year period presented. Core Organic Growth Rate does not represent actual organic revenue generated by our business as it stood at the beginning of the respective period.
Upland defines Net Debt as the total amount of debt outstanding less unrestricted cash and cash equivalents at a stated point in time.
Upland defines Net Leverage as Net Debt divided by trailing 4 quarters Adjusted EBITDA.

Forward-looking Statements
This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or our future financial or operating performance, including our guidance related to future performance, and are subject to substantial risks, uncertainties and assumptions. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may make. Accordingly, you should not place undue reliance on these forward-looking statements. Forward-looking statements include any statement that does not directly relate to any historical or current fact and often include words such as “anticipate,” “believe,” “may,” “will,” “continue,” “seek,” “estimate,” “intend,” “hope,” “predict,” “could,” “should,” “would,” “project,” “plan,” “expect” or the negative or plural of these words or similar expressions, although not all forward-looking statements contain these words.
Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but are not limited to: our financial performance and our ability to achieve or sustain profitability or predict future results; our plans regarding future acquisitions and divestitures and our ability to consummate and operationalize acquisitions or divestitures; our ability to expand our go-to-market operations, including our marketing and sales organization, and successfully increase sales of our products; our ability to obtain financing in the future on acceptable terms or at all; our expectations with respect to revenue, cost of revenue, and operating expenses in future periods; our expectations with regard to revenue from perpetual licenses and professional services; our ability to adapt to macroeconomic factors impacting the global economy, including global conflicts and uncertainty, changes in trade policy, foreign currency exchange risk, inflation and supply chain constraints; our ability to attract and retain customers; our ability to successfully enter new markets and manage our international expansion; our ability to comply with privacy laws and regulations; our ability to incorporate and deliver artificial intelligence (“AI”) functionality into our products and services, including our ability to unlock critical knowledge, automate content workflows and drive measurable ROI; our ability to deliver high-quality customer service; our plans regarding, and our ability to effectively manage, our growth, including with respect to our growth investments; maintaining our senior management team and key personnel; the performance of our resellers; our ability to adapt to changing market conditions and competition; our ability to adapt to technological change and continue to innovate; global economic and financial market conditions and uncertainties; the growth of demand for cloud-based, digital transformation applications; our ability to integrate our applications with other software applications; maintaining and expanding our relationships with third parties; costs associated with defending intellectual property infringement and other claims; our ability to maintain, protect and enhance our brand and intellectual property; our expectations with regard to trends, such as seasonality, which affect our business; impairments to goodwill and other intangible assets; our beliefs regarding how our applications benefit customers and what our competitive strengths are; the operation, reliability and security of our third-party data centers; our expectations as to the timing of the discontinuation of any Sunset Assets, as well as the composition of Sunset Assets; our expectations as to the payment of dividends; our 2025 Share Repurchase Plan, including expectations regarding the timing and manner of repurchases made under the Share Repurchase Plan; our current level of indebtedness, including our exposure to variable interest rate risk; the potential elimination or limitation of tax incentives or tax losses and/or reductions of U.S. federal net operating losses; the risk that we did not consider another contingency included in this list; and factors that could affect our business and financial results identified in Upland's filings with the Securities and Exchange Commission (the "SEC"), including Upland's most recent 10-K filed with the SEC. Additional information will also be set forth in Upland's future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that Upland makes with the SEC.
The forward-looking statements herein represent Upland's views as of the date of this press release, and these views could change. However, while Upland may elect to update these forward-looking statements at some point in the future, Upland specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing the views of Upland as of any date subsequent to the date of this press release.

###

Investor Relations Contact:
Michael D. Hill
investor-relations@uplandsoftware.com
512-960-1031

Media Contact:
Lloyd Berry
media@uplandsoftware.com
512-960-1010

Upland Software, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended March 31,
	2026	2025
	(unaudited)	(unaudited)
Revenue:
Subscription and support	$46,091	$60,182
Perpetual license	1,295	1,608
Total product revenue	47,386	61,790
Professional services	1,304	1,865
Total revenue	48,690	63,655
Cost of revenue:
Subscription and support	11,112	16,950
Professional services and other	822	1,098
Total cost of revenue	11,934	18,048
Gross profit	36,756	45,607
Operating expenses:
Sales and marketing	9,472	13,756
Research and development	8,044	11,542
General and administrative	8,538	11,621
Depreciation and amortization	5,631	7,995
Divestiture-related expenses	22	1,745
Total operating expenses	31,707	46,659
Income (loss) from operations	5,049	(1,052)
Other income (expense):
Interest expense, net	(4,459)	(2,443)
Loss on divestitures of businesses	—	(23,457)
Other expense, net	(834)	(241)
Total other expense, net	(5,293)	(26,141)
Loss before benefit from (provision for) income taxes	(244)	(27,193)
Benefit from (provision for) income taxes	(986)	1,345
Net loss	(1,230)	(25,848)
Preferred stock dividends	(1,503)	(1,438)
Net loss attributable to common stockholders	$(2,733)	$(27,286)
Net loss per common share:
Net loss per common share, basic and diluted	$(0.09)	$(0.97)
Weighted average common shares outstanding:
Weighted-average common shares outstanding, basic and diluted	29,159,015	28,220,936

Upland Software, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	March 31,	December 31,
	2026	2025
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$29,781	$29,398
Restricted cash	626	626
Accounts receivable, net of allowance	23,622	25,603
Deferred commissions, current	5,448	5,660
Unbilled receivables	4,125	3,981
Income tax receivable, current	2,789	1,832
Prepaid expenses and other current assets	7,123	8,154
Total current assets	73,514	75,254
Tax credits receivable	841	863
Property and equipment, net	1,672	1,815
Operating lease right-of-use asset	1,552	1,713
Intangible assets, net	55,358	62,317
Goodwill	258,276	259,631
Deferred commissions, noncurrent	7,866	7,865
Interest rate derivatives	105	15
Other assets	3,476	3,704
Total assets	$402,660	$413,177
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$2,291	$2,140
Accrued compensation	3,984	4,358
Accrued expenses and other current liabilities	2,324	3,938
Deferred revenue	73,746	74,768
Operating lease liabilities, current	759	817
Current maturities of notes payable	4,127	7,739
Total current liabilities	87,231	93,760
Notes payable, less current maturities	223,545	224,667
Deferred revenue, noncurrent	4,692	4,841
Operating lease liabilities, noncurrent	1,849	1,971
Noncurrent deferred tax liability, net	6,631	6,723
Other long-term liabilities	519	505
Total liabilities	324,467	332,467
Series A Convertible Preferred stock	130,581	129,078
Stockholders’ deficit:
Common stock	3	3
Additional paid-in capital	606,659	607,275
Accumulated other comprehensive loss	(17,312)	(15,138)
Accumulated deficit	(641,738)	(640,508)
Total stockholders’ deficit	(52,388)	(48,368)
Total liabilities, convertible preferred stock and stockholders’ deficit	$402,660	$413,177

Upland Software, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended March 31,
	2026	2025
	(unaudited)	(unaudited)
Operating activities
Net loss	$(1,230)	$(25,848)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	6,624	9,661
Deferred income taxes	4	(3,078)
Amortization of deferred costs	1,687	2,735
Foreign currency re-measurement loss	882	460
Non-cash interest, net and other income, net	(899)	(1,186)
Non-cash stock-based compensation expense	961	2,675
Non-cash loss on divestitures of businesses	—	23,457
Non-cash loss on retirement of fixed assets	2	2
Changes in operating assets and liabilities:
Accounts receivable	1,865	7,971
Prepaid expenses and other current assets	(145)	(2,519)
Other assets	(1,529)	(1,967)
Accounts payable	164	(7,198)
Accrued expenses and other liabilities	(1,905)	2,494
Deferred revenue	(878)	646
Net cash provided by operating activities	5,603	8,305
Investing activities
Purchase of property and equipment	(81)	(424)
Collections on note receivable	177	—
Proceeds from the divestitures of businesses, net of cash transferred	—	4,213
Net cash provided by investing activities	96	3,789
Financing activities
Payments on notes payable	(4,822)	(34,226)
Payments of debt issuance costs	(213)	(3)
Taxes paid related to net share settlement of equity awards	(74)	(494)
Net cash used in financing activities	(5,109)	(34,723)
Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	(207)	(92)
Change in cash, cash equivalents and restricted cash	383	(22,721)
Cash, cash equivalents and restricted cash, beginning of period	30,024	57,052
Cash, cash equivalents and restricted cash, end of period	$30,407	$34,331
Supplemental disclosures of cash flow information:
Cash paid for interest, net of interest rate derivatives	$5,814	$4,162
Cash paid for taxes, net of refunds	$2,869	$1,976

Upland Software, Inc.
Reconciliation of Adjusted EBITDA
(in thousands)

	Three Months Ended March 31,
	2026	2025
	(unaudited)	(unaudited)
Reconciliation of Net Loss to Adjusted EBITDA:
Net loss	$(1,230)	$(25,848)
Add:
Depreciation and amortization expense	6,624	9,661
Interest expense (income), net	4,459	2,443
Other expense (income), net	834	241
Provision for (benefit from) income taxes	986	(1,345)
Stock-based compensation expense	961	2,675
Divestiture-related expenses	22	1,745
Non-recurring litigation costs	1	18
Purchase accounting deferred revenue discount	13	35
Loss on divestitures of businesses	—	23,457
Adjusted EBITDA	$12,670	$13,082

Upland Software, Inc.
Reconciliation of Non-GAAP Net Loss and Non-GAAP EPS
(in thousands, except share and per share data)

	Three Months Ended March 31,
	2026	2025
	(unaudited)	(unaudited)
Reconciliation of Net Loss to Non-GAAP Net Income:
Net loss	$(1,230)	$(25,848)
Add:
Stock-based compensation expense	961	2,675
Amortization of purchased intangibles	6,411	9,401
Amortization of debt discount	327	541
Divestiture-related expenses	22	1,745
Nonrecurring litigation expense	1	18
Purchase accounting deferred revenue discount	13	35
Loss on divestitures of businesses	—	23,457
Tax effect of adjustments above	(565)	(3,813)
Non-GAAP net income	$5,940	$8,211

Weighted average common shares outstanding, basic	29,159,015	28,220,936
Weighted average common shares outstanding, diluted	36,841,863	35,906,958
Non-GAAP earnings per share, basic	$0.20	$0.29
Non-GAAP earnings per share, diluted	$0.16	$0.23

Upland Software, Inc.
Reconciliation of Operating Cash Flow to Free Cash Flow
(in thousands)

	Three Months Ended March 31,
	2026	2025
	(unaudited)	(unaudited)
Reconciliation of operating cash flow to Free Cash Flow:
Net cash provided by operating activities	$5,603	$8,305
Less: Purchase of property and equipment	(81)	(424)
Free Cash Flow	$5,522	$7,881

Upland Software, Inc.
Supplemental Financial Information
(in thousands)

	Three Months Ended March 31,
	2026	2025
	(unaudited)	(unaudited)
Stock-based compensation:
Cost of revenue	$86	$121
Research and development	83	290
Sales and marketing	30	252
General and administrative	762	2,012
Total	$961	$2,675

	Three Months Ended March 31,
	2026	2025
	(unaudited)	(unaudited)
Depreciation:
Operating expense	$213	$260
Total	$213	$260

Amortization:
Cost of revenue	$993	$1,666
Operating expense	5,418	7,735
Total	$6,411	$9,401